Exhibit 99.1

Reed’s Reports Fourth Quarter and Full Year 2022 Results and Reiterates Its 2023 Financial Outlook

- Q4 2022 Net Sales Grew 18% to a Record $15.0 million, Gross Margins Expanded +250bps and Operating Expenses Declined 10% -

- Continued Double-Digit Net Sales Growth, Gross Margin Expansion and Operating Expense Reductions to Drive Positive Modified EBITDA and Cash Flow from Operations in 2023 -

Norwalk, CT, (March 29, 2023) — Reed’s, Inc. (OTCQX: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, is reporting financial results for the three and twelve months ended December 31, 2022.

Q4 2022 Financial Highlights (vs. Q4 2021):

●	Net sales increased 18% to $15.0 million.
●	Gross profit increased 32% to $3.4 million, with gross margin improving 250 bps to 23%.
●	Delivery and handling costs declined 11% to $3.44 per case.
●	Selling, general and administrative expenses declined 9% to $3.6 million.
●	Operating loss improved to $(2.8) million compared to $(4.4) million.
●	Modified EBITDA loss improved to $(2.5) compared to $(3.9) million.

FY 2022 Financial Highlights (vs. FY 2021):

●	Net sales increased 7% to $53.0 million.
●	Gross profit was $12.1 million compared to $13.6 million, with gross margin of 23% compared to 27%.
●	Delivery and handling costs declined 3% to $3.94 per case.
●	Selling, general and administrative expenses declined 18% to $14.5 million.
●	Operating loss improved to $(14.0) million compared to $(16.0) million.
●	Modified EBITDA loss improved to $(12.8) million compared to $(13.5) million.

Management Commentary

“As highlighted in our preliminary results issued in January, during the fourth quarter we generated record net sales while delivering a 36% improvement in Modified EBITDA,” said Norman E. Snyder, CEO of Reed’s. “Despite contending with several macroeconomic challenges throughout 2022, including supply chain bottlenecks and rampant inflation, we exited the year on a strong note.

“In Q1, we expanded our distribution footprint at Whole Foods by adding seven new Reed’s products to its shelves. We were also authorized at Loblaws to begin distributing our products to more than 500 stores across Canada, which will anchor their new craft soda department. From a personnel standpoint, we appointed Chris Burleson to head our sales organization as the new Chief Commercial Officer, and his leadership experience will serve as a catalyst for our continued growth in 2023. We also promoted Damian Warshall to Vice President of Operations.

“Looking ahead, we believe the work we have completed to right size our cost structure and improve our supply chain will enable us to continue generating cost savings in 2023. When combined with double-digit net sales growth and gross margin expansion, we expect to reach an inflection this summer as we turn Modified EBITDA profitable, as well as cash flow positive in the second half of the year.”

Fourth Quarter 2022 Financial Results

During the fourth quarter of 2022, net sales increased 18% to $15.0 million compared to $12.8 million in the prior year. The increase was primarily driven by strong demand for Reed’s Ginger Ale as well as our seasonal swing-lid program.

Gross profit for the fourth quarter of 2022 increased 32% to $3.5 million compared to $2.6 million in the same period in 2021. Gross margin increased 250 bps to 22.9% compared to 20.4% in the year-ago quarter. The increase was driven by higher net sales as well as lower supply chain and input costs.

Delivery and handling costs were reduced by 11% to $2.7 million during the fourth quarter of 2022 compared to $3.1 million in the fourth quarter of 2021. The decrease was primarily driven by renegotiated freight rates and lower fuel costs, improved throughput, as well as initial streamlining of the company’s distribution orbit model. Delivery and handling costs were 18% of net sales or $3.44 per case, compared to 24% of net sales or $3.95 per case during the same period last year.

Selling, general and administrative costs declined by 9% to $3.6 million during the fourth quarter of 2022 compared to $3.9 million in the year-ago quarter. As a percentage of net sales, selling, general and administrative costs were reduced to 24% compared to 31%.

Operating loss during the fourth quarter of 2022 improved to $2.8 million or $(1.19) per share, compared to $4.4 million or $(2.33) per share in the fourth quarter of 2021.

Modified EBITDA loss improved 36% to $2.5 million in the fourth quarter of 2022 compared to a loss of $3.9 million in the fourth quarter of 2021.

Liquidity and Cash Flow

For the fourth quarter of 2022, the Company generated approximately $1.1 million of cash from operating activities compared to $2.3 million of cash used for the same period in 2021. The increase was driven primarily by a $5.0 million reduction in inventory.

As of December 31, 2022, the Company had approximately $0.5 million of cash and $21.5 million of total debt net of capitalized financing fees. This includes $10.5 million from a convertible note and $11.0 million from the Company’s revolving line of credit, which has $1.7 million of additional borrowing capacity.

FY 2023 Financial Outlook

The Company is reiterating its previously issued guidance and projects double-digit net revenue growth in 2023, gross margin to surpass 30%, $6 million of operating expense reductions and modified EBITDA to turn profitable by the second half of 2023. The Company also expects to turn cash flow positive in the second half of 2023.

Conference Call

The Company will conduct a conference call today, March 29, 2023, at 5:00 p.m. Eastern time to discuss its results for the three and twelve months ended December 31, 2022.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, March 29, 2023

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 850-0544

International dial-in number: (412) 542-4115

Conference ID: 10176665

Webcast: Reed’s Q4 & FY 2022 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in natural, ginger-based beverages. Crafted using real ginger and premium ingredients, Reed’s portfolio includes ginger beers, ginger ales, ready-to-drink ginger mules and hard ginger ales. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and more. These flavors are also available in nine zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are typically identified by terms such as “estimate,” “looking ahead,” “expect,” “guidance,” “intend,” “financial outlook,” “potential,” “to turn,” “to surpass,” “project,” “should,” “will,” “catalyst,” “will anchor,” and similar expressions. These forward-looking statements are based on current expectations and include our management’s expectations and guidance for fiscal year 2023 under the heading “FY 2023 Financial Outlook”. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. Reed’s 2023 guidance reflects year-to-date and expected future business trends and includes impacts of COVID-19 on the supply chain and logistics as of the date hereof. New supply chain challenges that may develop and further potential inflation cannot be reasonably estimated and are not factored into current fiscal 2023 guidance. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

Financial guidance should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the fiscal year ending December 31, 2023. The risks and uncertainties referred to above include, but are not limited to: risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the our products and services and the impact of potential delays in supply of product inputs and customer payments; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our significant debt obligations; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors; third parties meeting contractual commitments; risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including the war in Ukraine, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K expected to be filed on April 17, 2023, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2022 and 2021

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Sales	$15,040	$12,781	$53,041	$49,599
Cost of goods sold	11,594	10,177	40,929	36,001
Gross profit	3,446	2,604	12,112	13,598

Operating expenses:
Delivery and handling expense	2,710	3,051	11,603	11,939
Selling and marketing expense	1,693	2,172	7,316	9,665
General and administrative expense	1,869	1,738	7,188	7,965
Total operating expenses	6,272	6,961	26,107	29,569

Loss from operations	(2,826)	(4,357)	(13,995)	(15,971)

Gain on extinguishment of PPP note payable	-	-	-	770
Interest expense	(3,104)	(509)	(5,223)	(1,201)

Net loss	(5,930)	(4,866)	(19,218)	(16,402)

Dividends on Series A Convertible Preferred Stock	-	-	(5)	(5)

Net loss attributable to common stockholders	$(5,930)	$(4,866)	$(19,223)	$(16,407)

Loss per share – basic and diluted	$(2.49)	$(2.60)	$(9.52)	$(8.99)

Weighted average number of shares outstanding – basic and diluted	2,379,786	1,873,701	2,020,074	1,824,688

REED’S, INC,

BALANCE SHEETS

(Amounts in thousands, except share amounts)

(Unaudited)

	December 31,	December 31,
	2022	2021

ASSETS
Current assets:
Cash	$533	$49
Accounts receivable, net of allowance of $252 and $215, respectively	5,671	5,183
Inventory, net	16,175	17,049
Receivable from related party	1,412	933
Prepaid expenses and other current assets	1,142	1,491
Total current assets	24,933	24,705

Property and equipment, net of accumulated depreciation of $786 and $561, respectively	766	992
Intangible assets	626	624
Total assets	$26,325	$26,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,805	$10,434
Accrued expenses	232	286
Revolving line of credit, net of capitalized financing costs of $363 and $0, respectively	10,974	10,229
Payable to related party	2,025	614
Current portion of convertible notes payable, net of debt discount of $414 and $0, respectively	2,434	-
Current portion of lease liabilities	187	161
Total current liabilities	25,657	21,724
Convertible note payable, net of debt discount of $562 and $0, respectively, less current portion	8,092
Lease liabilities, less current portion	207	394
Total liabilities	33,956	22,118

Stockholders’ equity (deficit):
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 180,000,000 shares authorized; 2,519,485 and 1,874,866 shares issued and outstanding, respectively	-	-
Additional paid in capital	114,635	107,246
Accumulated deficit	(122,360)	(103,137)
Total stockholders’ equity (deficit)	(7,631)	4,203
Total liabilities and stockholders’ equity (deficit)	$26,325	$26,321

REED’S, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2022 and 2021

(Amounts in thousands)

(Unaudited)

	31-Dec-22	31-Dec-21
Cash flows from operating activities:
Net loss	$(19,218)	$(16,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	108	143
Loss on disposal of property & equipment	-	67
Gain on termination of leases	-	(2)
Gain on extinguishment of PPP note payable	-	(770)
Amortization of debt discount	530	162
Amortization of prepaid financing costs	431	295
Fair value of vested options	701	1,684
Fair value of vested restricted shares granted to directors and officers for services	158	243
Common shares issued as financing costs	37	-
Change in allowance for doubtful accounts	37	(19)
Change in inventory reserve	344	(59)
Accrued interest on convertible note	2,313	-
Lease liability	(161)	(115)
Changes in operating assets and liabilities:
Accounts receivable	(525)	(446)
Inventory	531	(5,871)
Prepaid expenses and other assets	(149)	322
Decrease in right of use assets	117	100
Accounts payable	(629)	3,688
Accrued expenses	(58)	(609)
Net cash used in operating activities	(15,433)	(17,589)
Cash flows from investing activities:
Intangible asset trademark costs	(2)	(9)
Purchase of property and equipment	-	(326)
Net cash used in investing activities	(2)	(335
Cash flows from financing activities:
Borrowings under revolving line of credit	54,564	66,234
Repayments of revolving line of credit	(53,456)	(56,005)
Capitalization of financing costs	(483)	-
Proceeds from sale of common stock	5,034	7,327
Proceeds from convertible note payable, net of expenses	12,430	-
Repayment of convertible note payable	(3,100)	-
Amounts from related party	932	(193)
Principal repayments on finance lease obligation	-	(2)
Exercise of options	-	32
Repurchase of common stock	(2)	(15)
Net cash provided by financing activities	15,919	17,378

Net increase (decrease) in cash	484	(546)
Cash at beginning of period	49	595
Cash at end of period	$533	$49

Cash paid for interest	$1,911	$430
Non-cash investing and financing activities:
Dividends on Series A Convertible Preferred Stock	$5	$5
Fair value of warrant recorded to prepaid expenses	$-	$458
Common Shares issued for financing costs	$37	$472
Common Shares issued for principal payment	$200	$-
Common Shares issued for interest payment	$1,261	$-
Note Payable principal extinguished	$-	$770

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus, interest expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, and one-time restructuring-related costs including employee severance and asset impairment.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of net loss to Modified EBITDA for the three and twelve months ended December 31, 2022, and 2021 (unaudited; in thousands):

	Year Ended
	December 31,
	2022	2021
Net loss	$(19,218)	$(16,402)

Modified EBITDA adjustments:
Depreciation and amortization	225	243
Interest Expense	5,223	1,201
Severance	66	-
Stock option and other noncash compensation	859	1,927
Gain on forgiveness of PPP note payable	0	(770)
Legal settlements	0	292
Total EBITDA adjustments	$6,373	$2,893

Modified EBITDA	$(12,845)	$(13,509)

	Three Months Ended
	December 31,
	2022	2021
Net loss	$(5,930)	$(4,866)

Modified EBITDA adjustments:
Depreciation and amortization	60	63
Interest Expense	3,104	509
Stock option and other noncash compensation	274	429
Legal settlements	-	(53)
Total EBITDA adjustments	$3,438	$948

Modified EBITDA	$(2,492)	$(3,918)

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.